Exhibit 16.1

December 4, 2015

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of BG Medicine, Inc.’s Form 8-K dated December 4, 2015, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts